EXHIBIT 99.1

For Immediate Release

CRM Holdings, Ltd. to Present at Fox-Pitt Kelton Cochran Caronia Waller Small & Mid-Cap Bank
and Insurance Conference

Hamilton, Bermuda, June 9, 2008 – CRM Holdings, Ltd. (“CRM”) (Nasdaq: CRMH), a leading provider of a full range of products and services for the workers’ compensation insurance industry, today announced it will participate in the Fox-Pitt Kelton Cochran Caronia Waller Small & Mid-Cap Bank and Insurance Conference in New York City with a presentation at 4:15 p.m. EDT on Wednesday, June 18, 2008.

Representing CRM will be Daniel G. Hickey Jr., Chief Executive Officer, and James J. Scardino, Chief Financial Officer. A live audio webcast will be available on CRM’s Web site at http://www.crmholdingsltd.bm, and a recording of the presentation will be archived and available for replay on CRM’s Web site shortly after the presentation concludes.

About CRM Holdings, Ltd.

CRM Holdings, Ltd. is a provider of workers’ compensation insurance products. Its main business activities include underwriting primary workers’ compensation policies, underwriting workers’ compensation reinsurance and excess insurance policies, and providing fee-based management and other services to self-insured entities. The Company provides primary workers’ compensation insurance to employers in California, Arizona, Florida, Nevada, New Jersey, New York, and other states. The Company reinsures some of the primary business underwritten and provides excess workers’ compensation coverage for self-insured organizations. CRM is also a provider of fee-based management services to self-insured groups in California and New York. Further information can be found on the CRM Web site at www.CRMHoldingsLtd.bm.

CRMH-G

Contact Information:
Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste. 2050
Los Angeles, CA 90024
(310) 231-8600, ext. 117

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